EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1997 Long-Term Stock Incentive Plan (Registration No. 333-141298), Form S-8 pertaining to the 1997 Long-Term Stock Incentive Plan (Registration No. 333-46808), Form S-8 pertaining to the 1997 Long-Term Stock Incentive Plan and 1997 Stock Option Plan for Non-Employee Directors (Registration No. 333-29023), Form S-8 pertaining to the 2010 Long-Term Stock Incentive Plan (Registration No. 333-169619), and the Form S-3 pertaining to the registration of 10,350,000 Class A Common Shares (Registration No. 333-167503) of Ralph Lauren Corporation, of our reports dated May 24, 2012, with respect to the consolidated financial statements of Ralph Lauren Corporation and the effectiveness of internal control over financial reporting of Ralph Lauren Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2012, filed with the Securities and Exchange commission.

/s/ ERNST & YOUNG LLP

New York, New York

May 24, 2012